Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information included in Post-Effective Amendment No. 142 to the Registration Statement (Form N-1A, No. 333-173276) of SSGA Active Trust.

We also consent to the incorporation by reference into the Statements of Additional Information of our reports, dated August 29, 2018, with respect to the financial statements of State Street Disciplined Global Equity Portfolio (one of the Funds constituting SSGA Active Trust), and our reports, dated August 30, 2018, with respect to the financial statements of SPDR DoubleLine® Total Return Tactical ETF, SPDR DoubleLine® Emerging Markets Fixed Income ETF, SPDR DoubleLine® Short Duration Total Return Tactical ETF (three of the Funds constituting SSGA Active Trust), and our reports, dated August 31, 2018, with respect to the financial statements of SPDR SSGA Multi-Asset Real Return ETF, SPDR SSGA Income Allocation ETF, SPDR SSGA Global Allocation ETF, SPDR Blackstone/GSO Senior Loan ETF, SPDR SSGA Ultra Short Term Bond ETF, SPDR MFS Systematic Core Equity ETF, SPDR MFS Systematic Growth Equity ETF, SPDR MFS Systematic Value Equity ETF (eight of the Funds constituting SSGA Active Trust), included in the June 30, 2018 Annual Reports of SSGA Active Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 24, 2018